Contract No. MDI02006

MDI SOLUTIONS

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                                  EXHIBIT 10.5
                                  ------------

                        MDI SOLUTIONS SERVICES AGREEMENT
                        --------------------------------

                TIME AND MATERIAL INTERFACE DEVELOPMENT SERVICES
                ------------------------------------------------

THIS AGREEMENT is made as of the 13th day of September, 2002, between MEDICAL DATA INTEGRATION SOLUTIONS ("MDI Solutions", a division of Springboard Technology Solutions Inc.) and York Central Hospital ("Customer"),

     WHEREAS:
     a)  MDI Solutions provides professional services on a contractual basis;
         and
     b) Customer desires to have MDI Solutions provide certain professional services.

NOW THEREFORE in consideration of the mutual covenants contained herein, the parties agree as follows:

1.   TERM
     The initial term of this Agreement is from October 1st, 2002 to September 30th, 2003 (the "Initial Term"). This Agreement will automatically be renewed for subsequent one-month terms unless terminated by either party in accordance with Paragraph 6.

2.   SERVICES
     a) MDI Solutions agrees to perform the services set out in Schedule 1 (the "Services").
     b) MDI Solutions reserves the right to determine which of its personnel will be assigned to perform the Services, and to replace or reassign such personnel during the term of this agreement acting reasonably. Subject to scheduling and staffing considerations, MDI Solutions will use reasonable efforts to honor Customer's request for specific individuals.

3.   CHARGES
     a) In consideration for the provision of the Services, Customer agrees to pay MDI Solutions the Charges set out in Schedule 1.
     b) MDI Solutions reserves the right to increase the Charges no more than once annually, upon 30 days prior written notice.
     c) Customer is responsible for and will pay all relevant sales, excise, customs, withholding and goods and services taxes.
     d) Customer agrees to reimburse MDI Solutions, at cost, for all reasonable out-of-pocket expenses that directly relate to the provision of the Services.
     e) Payments are due within 30 days of receipt of invoice by Customer. Any overdue amounts will bear interest at an annual rate equal to the "prime rate" of MDI Solutions' bank plus 1.5%, calculated and charged monthly.

4.   CONFIDENTIALITY
     All Customer data and information shall at all times be treated as confidential and safeguarded by MDI Solutions from unauthorized disclosure or use except as permitted under this Agreement.

5.   OWNERSHIP
     Any copyright and other intellectual property rights (including moral rights) in any computer program, code or materials which are developed by MDI Solutions at the specific direction of Customer and are provided to Customer during the term of this Agreement shall be owned jointly by Customer and MDI Solutions. Customer agrees that it will not at any time sell, market, license or otherwise make available anything developed or created by or from the Services, to any entity or person without MDI Solutions' prior written consent.

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                                                           Contract No. MDI02006

MDI SOLUTIONS

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6.   TERMINATION
     a) Either party may terminate this Agreement upon 60 days written notice at any time.
     b) If a party is in breach of any material provision of this Agreement and such breach is not remedied within 30 days of receipt of written notice of such breach from the non-breaching party, the non-breaching party may terminate this Agreement.
     c) Customer will pay charges accrued up to the effective date of termination, as well as any reasonable non-refundable expenses already incurred by MDI Solutions prior to the terminate notice. Customer also agrees that all charges and other amounts paid to MDI Solutions prior to the effective date of termination are non-refundable.

7.   EMPLOYEES
     During the term of this Agreement and for a period of 12 months thereafter:
     a) MDI Solutions agrees not to recruit or contract with, either directly or through a third party, any Customer personnel unless a specific request in writing is made to Customer and subsequently authorized, acting reasonably; and,
     b) Customer agrees not to recruit or contract with, either directly or through a third party, any MDI Solutions personnel unless a specific request in writing is made to MDI Solutions and subsequently authorized, acting reasonably.

8.   WARRANTY
     a) MDI Solutions warrants to Customer (1) that it is authorized to enter into this Agreement, (2) that the Services performed under this Agreement will be performed using reasonable skill and care.
     b) EXCEPT FOR THE WARRANTIES CONTAINED HEAREIN, MDI SOLUTIONS DISCLAIMS ALL OTHER REPRESENTATIONS, WARRANTIES, OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, AND INFRINGEMENT AND THOSE ARISING FROM STATUTE OR OTHERWISE IN LAW OR FROM THE COURSE OF DEALING OR USAGE OF TRADE. MDI SOLUTIONS DOES NOT REPRESENT OR WARRANT THAT ANYTHING PRODUCED BY OR FROM THE SERVICES WILL MEET ANY OR ALL OF CUSTOMER'S PARTICULAR REQUIREMENTS, THAT ITS OPERATION WILL BE ERROR-FREE OR UNINTERRUPTED AND THAT ALL PROGRAMMING ERRORS IN THE SOFTWARE CAN BE FOUND OR CORRECTED, UNLESS OTHERWISE SET OUT IN THIS AGREEMENT.

9.   LIMITATION OF LIABILITY
     a) In the event of damages caused by the direct actions of MDI Solutions, MDI Solution's maximum liability to Customer will be limited to direct damages, not to exceed the total Charges paid by Customer to MDI Solutions under this Agreement. In any event MDI Solutions will not be liable for consequential damages or losses incurred by third parties.
     b) The limitations of liability provided in this Section 9 will apply to all causes of action regardless of their form, including claims for breach of contract, strict liability or tort (including negligence).

10. This Agreement shall be governed and interpreted in accordance with the laws of the province of Ontario.

11. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are not representations, warranties, forms, conditions, undertaking or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement, and duly executed Schedules and Addendums hereto.

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                                                           Contract No. MDI02006

MDI SOLUTIONS

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                                   SCHEDULE 1
                                   ----------

                                    SERVICES
                                    --------


1.   SCOPE

     MDI Solutions will provide the Customer with ongoing interfacing development services to develop, implement and test existing interfaces to support system implementations and changes.

2.   MDI SOLUTIONS RESPONSIBILITIES

     MDI Solutions will provide interfacing development services including:

     a) An integration specialist located on-site or off-site as appropriate during normal business hours of 9:00am to 5:00pm Monday to Friday, excluding statutory holidays. Specific days will be designated as agreed by MDI Solutions and Customer based on availability of integration consultants.
     b)  Development of interface specifications as directed by Customer.
     c)  Adjustments to communication clients as directed by Customer.
     d) Data mapping in accordance with Customer-approved data mapping specifications.
     e) Testing of communication clients and data mappings on Customer's interface engine.
     f) Assistance in the resolution of problems. MDI Solutions will make recommendations to Customer and proceed as directed by Customer.
     g)  Liaison with vendors on behalf of Customer, as necessary.
     h)  Liaison with Customer's staff, end users, and management, as necessary.

3.   CUSTOMER'S RESPONSIBILITIES

     a) Customer will identify a contact person (or persons) who will be responsible for: requesting services and assigning specific work to the retained resource; overall decision making when options and alternatives are presented by MDI Solutions; coordinating Customer's internal resources who are assigned to interfacing projects; overall project planning, including the communication of priorities and timelines to MDI Solutions; internal communications; resolving issues that are identified by MDI Solutions to Customer.
     b) Customer will provide MDI Solutions staff appropriate access to physical facilities, the interface engine, interfaced systems, and Customer's internal network. This includes the provision of passwords where appropriate.
     c) Customer will provide resources for interface testing when requested by MDI Solutions.
     d) Customer will provide all hardware and software, including upgrades, required to deliver the requested services.
     e) Customer is responsible to identify and resolve any workflow issues associated with the implementation of new interfaces.
     f) Customer will provide supporting documentation, if available, to assist with the delivery of requested services.

4.   EXCLUDED SERVICES

     a) Ongoing support of the production interfaces is excluded from this Agreement and is provided by MDI Solutions to Customer under MDI Solutions Services Agreement MDI02004.
     b)  Application support and maintenance are excluded from this Agreement.

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                                                           Contract No. MDI02006

MDI SOLUTIONS

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5.   ADDRESSES OF PARTIES

     All correspondence, invoices and payments shall be sent to the following addresses:

         MDI SOLUTIONS:    MDI Solutions
                           2275 Lakeshore Blvd West
                           Suite 401
                           Toronto, Ontario
                           M8V 3Y3
                           Attention:   Corporate Services

         CUSTOMER:         York Central Hospital
                           10 Trench Street
                           Richmond Hill, Ontario
                           L4C 4Z3
                           Attention:

6.   CHARGES

     The Charges for the Services are as follows:

     a) Time and Materials hours will be charged at a rate of _------ per hour* payable on a monthly basis. All overtime hours outside of the normal business hours of Monday to Friday, 0900-1700 hours, excluding statutory holidays, will be charged at time and a half.

     b) All reasonable equipment and any other materials used in conjunction with the provision of the Services will be charged in addition. Upon request MDI Solutions will provide Customer with supporting documentation sufficient to substantiate such expenses.

     c) All reasonable travel, accommodation, and meals expenses related to delivery of the Services are charged at cost. Upon request MDI Solutions will provide Customer with supporting documentation sufficient to substantiate such expenses.

* Customer can enjoy a MDI Solutions Special Promotional hourly rate at ----------per hour in the first year (the Initial Term) if Customer signs this Agreement as well as the Interface Support Services Agreement (MDI02007) before October 1st, 2002. The effective start date of the Interface Services Agreement (MDI02007) cannot be later than 60 days after the effective start date of this Agreement. After the Initial Term, the hourly rate will revert to MDI Solutions standard rate ------------- per hour.



CUSTOMER                               MDI SOLUTIONS


By:                                    By:
   -------------------------------        -------------------------------
Name:                                  Name:    Kevin Birch
Title:                                 Title:   Senior Vice President, CTO
Date:                                  Date:

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